UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 1, 2009 (October 1, 2009)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13105 (Commission File Number)	43-0921172 (I.R.S. Employer Identification No.)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On September 30, 2009, Arch Coal, Inc., a Delaware corporation (the “Company”), entered into a Second Amendment (the “Amendment”) to the Membership Interest Purchase Agreement (the “MIPA”) with Rio Tinto Sage LLC, a Delaware limited liability company (“Seller”). The Amendment reflects the revision by Seller of the ownership structure of Jacobs Ranch Coal LLC (“Jacobs Ranch”) through (a) the formation of Jacobs Ranch Holdings I LLC, a Delaware limited liability company as a direct, wholly-owned subsidiary of Seller (“Jacobs Ranch Holdings I”); (b) the formation of Jacobs Ranch Holdings II LLC, a Delaware limited liability company as a direct, wholly-owned subsidiary of Jacobs Ranch Holdings I and an indirect subsidiary of Seller (“Jacobs Ranch Holdings II”); and (c) the transfer of all of the membership interests of Jacobs Ranch from Seller to Jacobs Ranch Holdings II (the “Restructure”) and various changes to the MIPA which accommodate the Restructure. The Amendment also provides for changes to certain closing conditions and changes to the working capital methodology.
     A copy of the Amendment is filed as Exhibit 2.1 to this Form 8-K and is incorporated in this Item 1.01 by reference. The description of the Amendment set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Amendment set forth on Exhibit 2.1, and readers are encouraged to review the Amendment in its entirety.
Item 2.01 Completion of Acquisition or Disposition of Assets.
          On October 1, 2009, the Company consummated its previously announced purchase of all of the issued and outstanding membership interests of Jacobs Ranch Holdings I for a purchase price of $761 million, subject to certain cash, working capital, indebtedness and other adjustments set forth in the MIPA. The Company financed the acquisition with a combination of new debt and equity offerings completed in August 2009.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          Following the transactions reported in Items 1.01 and 2.01 above, the Company had $300 million outstanding under its existing credit facility with PNC Bank, National Association, as administrative agent.
Item 7.01 Regulation FD Disclosure.
     On October 1, 2009, the Company issued a press release announcing that it had acquired all of the issued and outstanding membership interests of Jacobs Ranch Holdings I. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
The information required by Item 9.01(a) and (b), if any, will be filed by amendment not later than 71 calendar days after the date of this initial report on Form 8-K.
(d) Exhibits
     The following exhibits are attached hereto and filed herewith.

Exhibit
No.	Description

2.1*	Second Amendment to Membership Interest Purchase Agreement dated as of September 30, 2009, by and between Rio Tinto Sage LLC and Arch Coal, Inc.

99.1	Press release dated October 1, 2009.

*	Certain appendices, exhibits and/or similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted appendix, exhibit or similar attachment to the SEC upon request.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2009	Arch Coal, Inc.
	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President – Law, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description

2.1*	Second Amendment to Membership Interest Purchase Agreement dated as of September 30, 2009, by and between Rio Tinto Sage LLC and Arch Coal, Inc.

99.1	Press release dated October 1, 2009.

*	Certain appendices, exhibits and/or similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted appendix, exhibit or similar attachment to the SEC upon request.